Exhibit 99.1

SHARE TRANSFER AGREEMENT

This SHARE TRANSFER Agreement (this “Agreement”) is made and executed as of November 13, 2015, by and between each of the transferors identified on the signature page hereto (each a “Transferor” and collectively, “Transferors”), on the one hand, and Wenge Du, an individual (“Transferee”), on the other hand.

WHEREAS, Yulong Eco-Materials Limited, a Cayman Islands company (the “Company”), wishes to engage the consulting services of Transferee pursuant to a Consulting Agreement between the Company and Transferee (the “Consulting Agreement”); and

WHEREAS, each Transferor owns securities of the Company as more fully described in this Agreement, which securities such Transferor wishes to transfer to Transferee in order to induce Transferee to enter into the Consulting Agreement, and Transferee wishes to be transferred such securities from Transferees, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Transferor and Transferee agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Ordinary Shares” means the ordinary shares of the Company, par value $0.00125 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liens” means any mortgage, lien, pledge, charge, restriction, security interest, encumbrance, right of first refusal, preemptive right, option, lease, sublease or other restriction or encumbrance of any kind.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the ability of any Transferor or Transferee to consummate the transactions contemplated hereby on a timely basis; provided, however, that Material Adverse Effect shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to any change, effect or circumstance resulting from an action required or permitted by this Agreement.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

ARTICLE II

TRANSFER

2.1 Transfer of Shares. Upon the terms and conditions set forth herein, and in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, each Transferor shall transfer to Transferee, and Transferee shall receive from such Transferor, the number of shares of Ordinary Shares set forth next to such Transferor’s name on Exhibit A attached hereto, or 1,733,426 shares of Ordinary Shares in the aggregate (the “Shares”), in consideration of Transferee’s agreement to provide consulting services to the Company pursuant to the Consulting Agreement and Transferee’s execution thereof.

2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 2.4, the transfer of the Shares shall take place at a closing (the “Closing”) on or before November 30, 2015 (the “Closing Date”). The Closing shall occur at a location as the parties shall mutually agree.

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2.3 Deliveries.

(a) On the Closing Date, each Transferor shall deliver or cause to be delivered to Transferee the following:

(i) A certificate evidencing such Transferor’s portion of the Shares, accompanied by properly executed and authenticated stock powers or instruments of like tenor for the benefit of Transferee; and

(ii) Such other documents as Transferee may reasonably request in connection with the transactions contemplated hereunder.

(b) On the Closing Date, Transferee shall deliver or cause to be delivered to Transferor the following:

(i) Transferee’s fully executed signature page to the Consulting Agreement; and

(ii) Such other documents as Transferor may reasonably request in connection with the transactions contemplated hereunder.

2.4 Closing Conditions.

(a) The obligations of Transferor hereunder in connection with the Closing are subject to the following conditions being met:

(i) The accuracy in all material respects when made and on the Closing Date of the representations and warranties of Transferee contained herein;

(ii) All obligations, covenants and agreements of Transferee required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii) The delivery by Transferee of the items set forth in Section 2.3(b).

(b) The obligations of Transferee hereunder in connection with the Closing are subject to the following conditions being met:

(i) The accuracy in all material respects when made and on the Closing Date of the representations and warranties of each of Transferor contained herein;

(ii) All obligations, covenants and agreements of Transferor required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) The delivery by Transferor of the items set forth in Section 2.3(a); and

(iv) Transferee shall be satisfied in her sole discretion with the results of her due diligence investigations.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Transferors. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, each Transferor hereby makes the following representations and warranties to Transferee, as of the date hereof and as of the Closing Date:

(a) Execution and Delivery. This Agreement has been duly executed and delivered by such Transferor, and (assuming due authorization, execution and delivery by Transferee) this Agreement constitutes a legal, valid and binding obligation of such Transferor enforceable against such Transferor in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

(b) No Conflicts; Consents. The execution, delivery and performance by such Transferor of this Agreement, and the consummation of the transactions contemplated, do not and will not: (i) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Transferor; or (ii) except as set forth on Schedule 3.1(b) to the Disclosure Schedules, require the consent, notice or other action by any Person under any Contract to which such Transferor is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to such Transferor in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a Material Adverse Effect.

(c) No Restrictions. There is no suit, action, claim (or to the knowledge of such Transferor, any investigation or inquiry) by any Governmental Authority, and no legal, administrative, or arbitration Proceeding pending or, to the knowledge of such Transferor, threatened against such Transferor or such Transferor’s portion of the Shares, with respect to the execution, delivery and performance of this Agreement or the transactions contemplated thereby.

(d) Ownership. Such Transferor owns, beneficially and of record, good and marketable title to such Transferor’s portion of the Shares, free and clear of all Liens.

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(e) Private Placement. Assuming the accuracy of Transferee’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and transfer of such Transferor’s portion of the Shares by such Transferor to Transferee as contemplated hereby.

(f) Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 3.1, SUCH TRANSFEROR HAS NOT MADE AND DOES NOT MAKE (NOR SHALL SUCH TRANSFEROR BE DEEMED TO HAVE MADE OR TO MAKE BY VIRTUE OF THE TRANSFER OF THE SHARES TO TRANSFEREE OR ANY OTHER FACT OR CIRCUMSTANCE WHATSOEVER) TO TRANSFEREE OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO OR IN CONNECTION WITH THE SHARES. THERE ARE NO SUCH REPRESENTATIONS OR WARRANTIES WHATSOEVER OF SUCH TRANSFEROR OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 3.1(f), WHICH REPRESENTATIONS AND WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES OF SUCH TRANSFEROR WITH RESPECT TO THE TRANSFER OF THE SHARES, WHETHER STATUTORY, WRITTEN, ORAL OR IMPLIED.

(g) Correctness of Representations and Information. Such Transferor represents that the representations and warranties of this Section 3.1 are true and correct as of the date hereof and, unless such Transferor otherwise notifies Transferee prior to the Closing Date, shall be true and correct as of the Closing Date.

3.2 Representations and Warranties of Transferee. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, Transferee hereby makes the following representations and warranties to each Transferor, as of the date hereof and as of the Closing Date:

(a) Execution and Delivery. This Agreement has been duly executed and delivered by Transferee, and (assuming due authorization, execution and delivery by each Transferor) this Agreement constitutes a legal, valid and binding obligation of Transferee enforceable against Transferee in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

(b) No Conflicts; Consents. The execution, delivery and performance by Transferee of this Agreement, and the consummation of the transactions contemplated, do not and will not: (i) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Transferee; or (ii) require the consent, notice or other action by any Person under any Contract to which Transferee is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Transferee in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a Material Adverse Effect.

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(c) Transferee Status. At the time Transferee was offered the Shares, as of the date hereof, and as of the Closing Date:

(i) Transferee is not a “U.S. person” as defined by Rule 902 of Regulation S promulgated under the Securities Act;

(ii) Transferee was located outside the United States;

(iii) No offer of the Shares was made to Transferee within the United States;

(iv) Transferee is acquiring the Shares for her own account for investment purposes and not for the account or benefit of any U.S. person nor with a view towards distribution;

(v) All subsequent offers and sales of the Shares by Transferee will be made outside the United States in compliance with Rule 903 of Rule 904 of Regulation S, pursuant to registration of the Shares under the Securities Act, or pursuant to an exemption from such registration; Transferee understands the conditions of the exemption from registration afforded by section 4(a)(l) of the Securities Act and acknowledges that there can be no assurance that she will be able to rely on such exemption;

(vi) Transferee will not resell the Shares to U.S. Persons or within the United States until after the end of the six-month period commencing on the date of approval of this Agreement by the Board of Directors of the Company (the “Restricted Period”);

(vii) Transferee shall not and hereby agrees not to enter into any short sales with respect to the securities of the Company at any time after the execution of this Agreement by Transferee and prior to the expiration of the Restricted Period;

(viii) Transferee understands that the Shares are being offered and transferred to her in reliance on specific provisions of federal and state securities laws and that each Transferor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understanding of Transferee set forth herein in order to determine the applicability of such provisions. Accordingly, Transferee agrees to notify Transferors of any events which would cause the representations and warranties of Transferee to be untrue or breached at any time after the execution of this Agreement by Transferee and prior to the expiration of the Restricted Period;

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(ix) In the event of resale of the Shares to non-U.S. Persons outside of the United States during the Restricted Period, Transferee shall provide a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to the undersigned, and shall require that any such purchase shall provide such written confirmation or other notice upon resale during the Restricted Period;

(x) Transferee has not engaged, nor is she aware that any party has engaged, and she will not engage or cause any third party to engage in any “directed selling” efforts (as such term is defined in Regulation S) in the United States with respect to the Shares;

(xi) Transferee is not a “distributor” as such term is defined in Regulation S, and is not a “dealer” as such term is defined in the Securities Act;

(xii) Transferee has not taken any action that would cause Transferors to be subject to any claim for commission or other or remuneration by any broker, finder, or other person; and

(xiii) Transferee hereby represents that she has satisfied fully observed of the laws of the jurisdiction in which she is located or domiciled, in connection with the acquisition of the Shares or this Agreement, including (A) the legal requirements of Transferee’s jurisdiction for the acquisition of the Shares, (B) any foreign exchange restrictions applicable to such purchase and acquisition, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares; and further, Transferee agrees to continue to comply with such laws as long as she shall hold the Shares.

(c) Restricted Legend. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state securities laws):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION; HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(d) Reliance by Transferor. Transferee understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws and that each Transferor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Transferee set forth herein in order to determine the applicability of such exemptions and the suitability of Transferee to acquire such Transferor’s portion of the Shares.

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(e) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Transferee to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(f) No Government Review. Transferee understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits thereof.

(g) Correctness of Representations and Information. Transferee represents that the representations and warranties of this Section 3.2 and the information provided by Transferee on the signature page hereof are true and correct as of the date hereof and, unless Transferee otherwise notifies Transferor prior to the Closing Date, shall be true and correct as of the Closing Date.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Indemnification of Transferee. Subject to the provisions of this Section 4.1, each Transferor will indemnify and hold Transferee and her agents, successors and permitted assigns (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who Controls Transferee (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such Controlling Person (each, a “Transferee Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Transferee Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by such Transferor in this Agreement. If any action shall be brought against any Transferee Party in respect of which indemnity may be sought pursuant to this Agreement, such Transferee Party shall promptly notify such Transferor in writing, and such Transferor shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Transferee Party. Any Transferee Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Transferee Party except to the extent that (i) the employment thereof has been specifically authorized by such Transferor in writing, (ii) such Transferor has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of such Transferor and the position of such Transferee Party, in which case such Transferor shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. Such Transferor will not be liable to any Transferee Party under this Agreement (y) for any settlement by a Transferee Party effected without such Transferor’ prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Transferee Party’s breach of any of the representations, warranties, covenants or agreements made by Transferee Party in this Agreement or from Transferee Party’s fraud, gross negligence, willful misconduct or malfeasance.

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4.2 Covenants of Transferee.

(a) Indemnification of Transferors. Subject to the provisions of this Section 4.2(a), Transferee will indemnify and hold each Transferor and its agents, successors and permitted assigns (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who Controls Transferor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such Controlling Person (each, a “Transferor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Transferor Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by Transferee in this Agreement. If any action shall be brought against any Transferor Party in respect of which indemnity may be sought pursuant to this Agreement, such Transferor Party shall promptly notify Transferee in writing, and Transferee shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Transferor Party. Any Transferor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Transferor Party except to the extent that (i) the employment thereof has been specifically authorized by Transferee in writing, (ii) Transferee has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of Transferee and the position of such Transferor Party, in which case Transferee shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. Transferee will not be liable to any Transferor Party under this Agreement (y) for any settlement by a Transferor Party effected without Transferee prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Transferor Party’s breach of any of the representations, warranties, covenants or agreements made by Transferor Party in this Agreement or in the other Transaction Documents to which it is a party or from Transferor Party’s fraud, gross negligence, willful misconduct or malfeasance.

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(b) Lockup of Shares. Transferee acknowledges that the Shares are subject to a certain Lock-Up Agreement of each Transferor for the benefits of Axiom Capital Management, Inc. (the “Underwriter”) dated as of February 16, 2015 (the “Lock-Up Agreement”), and that the closing of the transactions contemplated by this Agreement is conditioned upon Transferee’s agreement to be identically bound. Transferee covenants and agrees to hold the Shares subject to the terms and conditions set forth in the Lock-Up Agreement, and to execute and deliver same to the Underwriter concurrently with the Closing. In connection therewith, Transferee agrees to the imprinting, so long as is required by this Section 4.2(b), of a legend on any certificate representing the Shares substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN LOCK-UP TERMS AND CONDITIONS SET FORTH IN A LOCK-UP AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER OR FROM THE HOLDER OF SUCH SECURITIES. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIACNE WITH THE TERMS OF SUCH LOCK-UP AGREEMENT.

ARTICLE V

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by Transferors without any obligations if the Closing has not been consummated on or before the Closing Date; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each party hereto shall pay the fees and expenses of such party’s advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, as well as all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Shares to Transferee.

5.3 Entire Agreement. This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Beijing time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Beijing time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by internationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

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5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the parties hereto or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Transferee may assign any or all of her rights under this Agreement to any Person to whom Transferee assigns or transfers any of the Shares or her rights to acquire such Shares, provided that such transferee agrees to be bound, with respect to the transferred Shares, by the provisions of this Agreement that apply to Transferee.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of California applicable to agreements made and to be performed entirely in the State of California. Each party agrees that all Proceeding concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in the City of Los Angeles, California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Law. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

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5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of Transferee and Transferor will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at Law would be adequate.

5.13 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.14 Construction. Whenever required by the context of this Agreement, the singular shall include the plural and the plural shall include the singular. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement to which they are a party and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to which they are a party or any amendments hereto.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Share Transfer Agreement to be duly executed as of the date first indicated above.

TRANSFERORS:	Address for Notice:

/s/ Yingtao Miao Yingtao Miao	No. 1 Shikuang Road Weidong District, Pingdingshan Henan, PRC

/w/ Aiming Shi Aiming Shi	No. 53 Middle of Taihang Road Shanyang District, Jiaozuo Henan, PRC

/s/ Liping Zhai Liping Zhai	Building 10, No. 47 Taoyuan Road Erqi District, Zhengzhou Henan, PRC

/s/ Guosheng Zhang Guosheng Zhang	Middle of Wenwei Road Chengguan Town, Kaifeng Henan, PRC

/s/ Hu Zhu Hu Zhu	No. 1 Xiwuzhuang Village Jiaodian Town, Xinhua District Pingdingshan, Henan, PRC

/s/ Guangjian Zhu Guangjian Zhu	No. 94 Sangzhuang Village Dagangli Town, Tongxu County Kaifeng, Henan, PRC

/s/ Lei Zhu	Sangzhuang Village
Lei Zhu	Dagangli Town, Tonxu County Kaifeng, Henan, PRC

TRANSFEREE:	Address for Notice:
/s/ Wenge Du Wenge Du	Eastern End of Xiwuzhuang Village Jiaodian Town, Xinhua Area Pingdingshan, Henan, PRC

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SCHEDULE A

Transferor	Number of Shares
Yingtao Miao	103,968
Aiming Shi	47,880
Liping Zhai	39,946
Guosheng Zhang	391,932
Guangjian Zhu	363,852
Hu Zhu	393,916
Lei Zhu	391,932
Total:	1,733,426

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DISCLOSURE SCHEDULES

Schedule 3.1(b)

Consent of the Underwriter is required as the Shares are subject to a Lock-Up Agreement of each Transferor for the benefits of the Underwriter dated as of February 16, 2015.

15